Ibotta Appoints Tony Weisman to Board of Directors
Former Dunkin' CMO and Digitas North America CEO brings decades of CPG marketing leadership and digital transformation expertise to Ibotta's Board
DENVER--(BUSINESS WIRE)--September 24, 2026--Ibotta, Inc. (NYSE: IBTA), North America’s leading digital promotions network, today announced the appointment of Tony Weisman to its Board of Directors.
Weisman brings more than 30 years of experience stewarding the world's biggest brands across go-to-market, digital transformation, and AI marketing implementation. As Chief Marketing Officer of Dunkin' U.S., he rebranded Dunkin' after 68 years as Dunkin' Donuts and transformed the brand's digital marketing and loyalty strategy—achievements that earned him recognition as a Forbes World's Most Influential CMO. As Chief Executive Officer of Digitas North America, the world's largest digital marketing agency, Weisman built the industry's largest data science team while earning multiple Cannes Lions recognitions for creativity. With Weisman's appointment, Thomas Lehrman has stepped down from Ibotta’s Board, effective September 22, 2026.
“Tony brings a rare combination of deep CPG marketing expertise, technology leadership, and public-company board experience,” said Bryan Leach, founder and CEO of Ibotta. “He is a globally-recognized, award-winning marketing leader whose perspective will be invaluable as we continue to expand the reach and impact of the Ibotta Performance Network for our brand and publisher partners. We’re excited to welcome Tony and grateful to Thomas for his service and the many contributions he made to Ibotta during his time on the Board.”
“Value has never been more important to consumers, making this a pivotal moment for brands and retailers,” said Weisman. “Ibotta is uniquely positioned to help them meet that moment, and I look forward to working alongside Bryan and the team as they continue to unlock performance marketing at scale for the CPG industry."
Tony is a board member of Klaviyo (NYSE: KVYO), MNTN (NYSE: MNTN), and several private companies. He holds a BA in political science from Brown University.
About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is the leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.9 billion through the IPN since 2012. Ibotta is headquartered in Denver and has been listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding the anticipated benefits of Mr. Weisman's appointment to the Board, the expected contributions of Mr. Weisman and the Board, the Company's future strategy, growth, market position, and the reach and impact of the Ibotta Performance Network. When words such as "believe," "expect," "anticipate," "will," "continue," "look forward," "outlook," or similar expressions are used, the Company is making forward-looking statements, although the absence of these words does not mean that a statement is not forward-looking. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve known and unknown risks, uncertainties, and assumptions, and actual results may differ materially from those anticipated as a result of numerous factors, many of which are beyond the Company's control. These and other factors are disclosed in the Company's reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.
Contacts
Corporate Communications
Chris Boyd, chris.boyd@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com